Exhibit 99.1

Triller Group Receives Nasdaq Delisting Determination Letter for Non-Compliance with Listing Rule 5250(c)(1) and Intends to Request a Hearing before Nasdaq Hearings Panel

Los Angeles, Oct. 20, 2025 (GLOBE NEWSWIRE) -- Triller Group Inc. (“Triller”, “Triller Group” or “the Company”) today announced that on October 14, 2025, it received a delisting determination letter from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company’s common stock would be subject to suspension and delisting from the Nasdaq Capital Market at the opening of business on October 23, 2025 due to the Company’s non-compliance with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) (the “Listing Rule”) for its failure to timely file its Form 10-K for the year ended December 31, 2024, and its Forms 10-Q for the periods ended March 31, 2025 and June 30, 2025, respectively (collectively, the “Delinquent Filings”).

On August 19, 2025, the Company received an extension letter from Nasdaq, which granted a further extension of time for Company to file the Delinquent Filings on or before October 13, 2025. The Company failed to file the Delinquent Filings during the extended period.

The Company intends to request a hearing before the Panel; the hearing request will result in a stay of any suspension or delisting action for a period of 15 days from the date of the request, subject to the Panel’s further review and grant of an extended stay. The Panel will notify the Company of its conclusion as soon as practicable, but in any event no later than 15 calendar days following the deadline to request the hearing.

About Triller Group Inc.

Nasdaq: ILLR. Triller Group Inc. is a diversified US-based technology and media company operating two primary verticals:

●	Triller App – a next-generation, AI-driven social media and live-streaming platform that blends music, fashion, sports, and pop culture.

●	AGBA Group – a Hong Kong-based fintech and financial services group offering machine-learning-driven consumer finance and healthcare solutions to over 400,000 clients across Asia.

For more details, visit: https://trillercorp.com/ir

Investor & Media Relations:

Bethany Lai

ir@triller.co

Details:

Company: www.trillercorp.com

Linkedin: www.linkedin.com/company/triller

X: @Triller_IR

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, the timing and filing of the delayed Annual Report on Form 10-K and the Company’s ability to regain compliance with applicable Nasdaq rules. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in the Company’s filings with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.